UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 15, 2024
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com

ITEM 1.01. Entry Into a Material Definitive Agreement

Indenture Governing Senior Secured Notes

On October 15, 2024, AS Mileage Plan IP, Ltd. (“Loyalty Issuer”), an exempted company incorporated with limited liability under the laws of the Cayman Islands and an indirect, wholly owned subsidiary of Alaska Air Group, Inc. (the “Company”) issued and sold $625 million aggregate principal amount of 5.021% Senior Secured Notes due 2029 (the “2029 Notes”) and $625 million aggregate principal amount of 5.308% Senior Secured Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”), pursuant to an Indenture (the “Indenture”), dated as of October 15, 2024, by and among Loyalty Issuer, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee and U.S. Bank National Association, as collateral custodian.

The 2029 Notes will mature on October 20, 2029. The 2029 Notes bear interest at a rate of 5.021% per annum, payable in quarterly installments on January 20, April 20, July 20 and October 20 of each year, beginning January 20, 2025. The 2031 Notes will mature on October 20, 2031. The 2031 Notes bear interest at a rate of 5.308% per annum, payable in quarterly installments on January 20, April 20, July 20 and October 20 of each year, beginning January 20, 2025.

The Notes are (i) fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by Alaska Airlines, Inc. (“Alaska”) and AS Mileage Plan Holdings Ltd. (“HoldCo”) and on an unsecured basis by the Company (together, the “Guarantors”) and (ii) secured, on a senior, first-priority basis by the Loyalty Issuer’s, Alaska’s and HoldCo’s right, title and interest in certain collateral associated with Alaska’s customer loyalty program, Alaska Airlines Mileage Plan (the “Collateral”). The assets of the HawaiianMiles program will not initially be included in the Collateral and Hawaiian Holdings, Inc. and its subsidiaries will not guarantee the Notes.

The Notes and the note guarantees of the Guarantors (i) rank equally in right of payment with all of Loyalty Issuer’s and the Guarantors’ existing and future senior indebtedness (including the New Term Loan Facility described below), (ii) are effectively senior to all existing and future indebtedness of Loyalty Issuer, Alaska and HoldCo that is not secured by a lien, or is secured by a junior-priority lien, (iii) are effectively subordinated to any existing or future indebtedness of Loyalty Issuer and the Guarantors that is secured by liens on assets that do not constitute a part of the Collateral and will be effectively subordinated to any secured debt of the Company to the same extent and (iv) rank senior in right of payment to Loyalty Issuer’s and the Guarantors’ future subordinated indebtedness.

The Notes and note guarantees are structurally subordinated to all existing and future obligations, including trade payables, of the Company’s subsidiaries, other than Loyalty Issuer, that do not guarantee the Notes.

Prior to, in respect of the 2029 Notes, September 20, 2029, and in respect of the 2031 Notes, August 20, 2031 (each, a “Par Call Date”), Loyalty Issuer may redeem the related series of Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, to, but not including, the redemption date, plus any applicable “make-whole” premium. On and after the applicable Par Call Date, Loyalty Issuer may redeem the related series of Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus, accrued and unpaid interest thereon, to, but not including, the redemption date.

The Indenture restricts Loyalty Issuer and HoldCo from incurring any debt other than (a) senior debt secured by the Collateral (“Priority Lien Debt”) on a first-lien, pari passu basis, subject to certain conditions, (b) junior debt that is secured by liens on the Collateral that are subordinated to those securing the Priority Lien Debt and that is also subordinated in right of payment to the Priority Lien Debt, subject to certain terms and conditions and (c) Permitted Pre-Paid Miles Purchases. The Indenture does not limit the amount of unsecured debt that the Company or its subsidiaries (other than Loyalty Issuer and HoldCo) may incur or the amount of debt secured by assets other than the Collateral that the Company or its subsidiaries (other than Loyalty Issuer and HoldCo) may incur.

The Indenture also contains mandatory prepayment provisions, which may require Loyalty Issuer in certain instances to prepay the aggregate principal amount of Notes outstanding or other Priority Lien Debt in connection with, among other things, dispositions of collateral or a change of control. The Notes are not entitled to the benefit of any sinking fund.

If the Company experiences specified kinds of changes of control, Loyalty Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains negative covenants, that, among other things, limit Loyalty Issuer’s and HoldCo’s ability to (i) incur certain additional indebtedness, (ii) make certain restricted payments or (iii) engage in certain business activities and limit Loyalty Issuer’s, HoldCo’s and Alaska’s ability to (i) create certain liens on the Collateral, (ii) dispose of the Collateral or (iii)

consolidate, merge, sell or otherwise dispose of all or substantially all of Alaska’s assets. The Indenture also includes affirmative and financial covenants of Loyalty Issuer and the Guarantors, including a Debt Service Coverage Ratio Test.

The Indenture provides for customary events of default. In the case of an event of default with respect to Loyalty Issuer and/or the Guarantors arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.

The description of the Indenture contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, including the Form of 2029 Notes and the Form of 2031 Notes, copies of which are attached as Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Term Loan Facility

On October 15, 2024, Loyalty Issuer, as borrower, entered into a new credit agreement among Loyalty Issuer, the Guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, and U.S. Bank Trust Company, National Association, as collateral administrator, for a $750 million senior secured term loan facility (the “New Term Loan Facility”), the full amount of which was drawn. The New Term Loan Facility is secured on a pari passu basis with the Notes by substantially the same collateral as the Collateral securing the Notes.

The loans under the New Term Loan Facility (the “New Loans”) will bear interest at a variable rate equal to Term SOFR (subject to a floor of zero), or another index rate, in each case plus a specified margin. The New Term Loan Facility restricts Loyalty Issuer and HoldCo from incurring any debt other than (a) Priority Lien Debt on a first-lien, pari passu basis, subject to certain conditions, (b) junior debt that is secured by liens on the Collateral that are subordinated to those securing the Priority Lien Debt and that is also subordinated in right of payment to the Priority Lien Debt, subject to certain terms and conditions and (c) Permitted Pre-Paid Miles Purchases. The New Term Loan Facility does not limit the amount of unsecured debt that the Company or its subsidiaries (other than Loyalty Issuer and HoldCo) may incur or the amount of debt secured by assets other than the Collateral that the Company or its subsidiaries (other than Loyalty Issuer and HoldCo) may incur.

The New Term Loan Facility will be subject to quarterly amortization payments commencing on the first payment date following the first full fiscal quarter following the date hereof.

The New Term Loan Facility also contains mandatory prepayment provisions, which may require Loyalty Issuer in certain instances to prepay obligations owing under the New Term Loan Facility or other Priority Lien Debt in connection with, among other things, dispositions of collateral or a change of control. Any prepayment of the New Term Loans prior to the maturity date (other than as a result of an early amortization event, an event of default or certain other mandatory prepayment events thereunder) may require Loyalty Issuer to pay a prepayment premium.

The New Term Loan Facility contains affirmative, negative and financial covenants including a Debt Service Coverage Ratio Test substantially similar to the one applicable to the Notes.

The New Term Loan Facility contains events of default, including a cross-default to other material indebtedness including the Notes. Upon the occurrence and continuation of an event of default (other than an event of default relating to certain bankruptcy or insolvency events of Alaska, Loyalty Issuer and HoldCo), the outstanding obligations under the New Term Loan Facility may be accelerated and become due and payable immediately. Upon the occurrence of an event of default relating to certain bankruptcy or insolvency events of Alaska, Loyalty Issuer and HoldCo, the outstanding obligations under the New Term Loan Facility shall be accelerated and become due and payable immediately.

The description of the New Term Loan Facility contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the New Term Loan Facility, a copy of which is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01. Termination of a Material Definitive Agreement.

Satisfaction and Discharge of Hawaiian 2026 Senior Secured Notes and 2029 Senior Secured Notes

On October 15, 2024, the Company irrevocably deposited or caused to be irrevocably deposited, with Wilmington National Trust Association, as trustee (the “Trustee”), funds solely for the benefit of the holders of the 5.750% Senior Secured Notes due 2026 (the “2026 Notes”), issued by Hawaiian Brand Intellectual Property, Ltd. and HawaiianMiles Loyalty, Ltd. (the “Hawaiian Issuers”), in an amount sufficient to pay principal, premium and accrued interest on all of the outstanding 2026

Notes to, but not including, the date of redemption and all other sums payable under the indenture pursuant to which the 2026 Notes were issued (the “2026 Notes Indenture”). Accordingly, the 2026 Notes and the 2026 Notes Indenture have been satisfied and discharged.

On October 15, 2024, the Company also irrevocably deposited or caused to be irrevocably deposited with the Trustee, funds solely for the benefit of the holders of the 11.000% Senior Secured Notes due 2029 (the “2029 Notes”), issued by the Hawaiian Issuers, in an amount sufficient to pay principal, premium and accrued interest on all of the outstanding 2029 Notes to, but not including, the date of redemption and all other sums payable under the indenture pursuant to which the 2029 Notes were issued (the “2029 Notes Indenture”). Accordingly, the 2029 Notes and the 2029 Notes Indenture have been satisfied and discharged.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 8.01. Other Events

On October 15, 2024, the Company notified various lenders of its intent to prepay approximately $513.2 million aggregate principal amount of existing debt of Hawaiian Airlines, Inc. Following these notifications, the prepayments are expected to be completed in October.

ITEM 9.01.  Financial Statements and Other Exhibits

4.1	Indenture, dated as of October 15, 2024, by and among Loyalty Issuer, the Guarantors, U.S. Bank Trust Company, National Association and U.S. Bank National Association.
4.2	Form of 5.021% Senior Secured Notes due 2029 (incorporated by reference to Exhibit A-1 to Exhibit 4.1 filed herewith).
4.3	Form of 5.308% Senior Secured Notes due 2031 (incorporated by reference to Exhibit A-2 to Exhibit 4.1 filed herewith).
4.4	New Term Loan Facility, dated as of October 15, 2024, by and among Loyalty Issuer, the Guarantors, the lenders party thereto, Bank of America, N.A. and U.S. Bank Trust Company, National Association.
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: October 15, 2024

/s/ KYLE B. LEVINE
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary